                                                                    Exhibit 10.6


Portions of this exhibit have been omitted pending a determination by the Securities and Exchange Commission that certain information contained herein shall be afforded confidential treatment. The omitted portions are indicated by three asterisks.

                        SALES REPRESENTATION AGREEMENT
                        ------------------------------

         This Agreement dated and effective as of December 1, 1995, between MEDIAAMERICA, INC., a New York corporation ("MAI") and JONES SATELLITE NETWORKS, INC., a Colorado corporation ("JSN"). The parties hereto agree as follows:

         1.  Engagement. Pursuant to the terms and conditions of this Agreement,
             ----------
JSN hereby engages MAI as JSN's exclusive sales representative (except as provided in Section 8) during the term of this Agreement through the area served by the Network (as defined below), such area to be known as the "Territory", in respect of ad sales for the Network. The Territory shall be limited to the United States only and the engagement of MAI is likewise limited to the United States. MAI hereby accepts the engagement and by doing so agrees to render those services customarily rendered by first-class sales representatives in the U.S. radio broadcasting industry. MAI's services hereunder shall be non-exclusive, it being understood and agreed that MAI is entitled to be the sales representative for services, producers and distributors other than JSN.

         2.  The Network. The Network to be represented by MAI hereunder is
             -----------
titled "Jones Satellite Network" which is currently comprised of eight (8) 24-hour per day, satellite delivered radio formats: CD Country, US Country, Adult Hit Radio, Good Time Oldies, Soft Hits, FM Lite, The Word-in-Music and Z-Net. Additional 24-hour per day formats are projected to become part of the Network. JSN shall promptly advise MAI of any additional such formats or changes to the formats and broadcast times/dates. This Agreement does not apply to programming which is not a 24-hour per day format. The inclusion of any such other programming herein shall be made only by express agreement of the parties; it being understood that in any event the commission rate of MAI with respect thereto shall not exceed ***.

          3.  Parties' Obligations.
              ---------------------

              3.1. MAI shall render its services hereunder with respect to all advertising time to be inserted during the broadcasting of the Network (the "Advertisements"). In furtherance of its responsibilities hereunder, MAI will use its best efforts to promote the Network, maximize and collect Gross Sales (as defined below) derived from the Advertisements, and coordinate its sales activities with JSN personnel. JSN will provide adequate staff to act as a liaison with its affiliated radio stations which receive the Network.

              3.2. MAI shall render the following services, without limitation, at MAI's sole expense:

                    3.2.1. engage in customary sales promotion activities
                           to sell the Advertisements;

                    3.2.2. negotiate and enter into agreements with, and pay
                           Commissions to, all advertising agencies and advertisers respecting the sale of the Advertisements. All orders for Advertisements shall be acceptable to JSN in its sole discretion. MAI shall furnish to JSN promptly upon execution, copies of all agreements entered into by MAI with respect to the Advertisements. MAI shall make no sales of Advertisements for any period which is after this Agreement terminates or is to terminate (whether by expiration of its term or as a result of notice) without first receiving the written consent of JSN.

                    3.2.3 MAI will perform for JSN the functions of trafficking (scheduling) JSN inventory.

              3.3. No less frequently than monthly, or as dictated by advertisers, MAI will secure, obtain and collect all affidavits of performance from all radio stations broadcasting the Network in the Territory. These affidavits of performance will be made available to JSN on at least a monthly basis. JSN shall cooperate in the enforcement of compliance by the stations with their obligations to promptly submit such affidavits and to adhere to applicable scheduling requirements.

              3.4. MAI will provide information on sales to JSN as each sale is made. The JSN log will close at 5 P.M. Mountain Time each Thursday for the broadcast week beginning a week from the following Monday. Any advertising time within that broadcast week remaining unsold by MAI at closing will revert to JSN. Complete logs for each broadcast week will be furnished by MAI to JSN one week in advance on the Monday preceding the Monday on which the broadcast begins.

              3.5 MAI shall by notice advise JSN at least ten (10) days before entering into any agreement to render services comparable to those of MAI under this Agreement to any provider of twenty-four hours per day music formats to radio stations. Such notice shall identify the contracting party and shall confirm that MAI will observe the provisions of Sections 4.7 and 4.8 of this Agreement if they become applicable as a result of such other agreement.

4.  Gross Sales; Compensation to MAI.
    --------------------------------

    4.1 . "Gross Sales" shall mean any and all revenues and income and other consideration derived from the sales of advertising time by MAI hereunder in respect of the Advertisements pursuant to all contracts obtained by MAI during the term of this Agreement. "Adjusted Gross Sales" shall mean Gross Sales less only advertising agency commissions (not to exceed 15 percent) actually paid by MAI to unaffiliated third parties.

     4.2. MAI shall render bills in respect of all Gross Sales within five (5) business days after the end of the advertising schedule or the Standard Broadcast month in which the Network is broadcast and shall directly receive and use its best efforts to collect one hundred percent (100%) of all Adjusted Gross Sales. Copies of such bills shall be mailed concurrently to JSN.

     4.3. As compensation for its services under this Agreement, MAI shall receive (a) *** of all collected Adjusted Gross Sales for

           Advertisements booked and run for December 1995; (b) *** of all collected Adjusted Gross Sales for Advertisements booked and run for the twelve month period January 1, 1996 to December 31, 1996. If Adjusted Gross Sales for such twelve month period exceed ***, the rate will be *** with respect to the amount in excess of ***; (c) *** of all collected Adjusted Gross Sales for Advertisements booked and run for the twelve month period January 1, 1997 to December 31, 1997. If Adjusted Gross Sales for such twelve month period exceed the greater of *** or *** of the Adjusted Gross Sales for calendar 1996, the rate will be *** with respect to the amount in excess of the greater of *** or *** of the Adjusted Gross Sales for calendar 1996, and (d) *** of all collected Adjusted Gross Sales for the remaining period of this Agreement.

     4.4. MAI shall account to JSN with respect to collected Adjusted Gross Sales as and when received from advertisers or agencies, but in no event less often than monthly, commencing thirty (30) days after broadcast of the advertising schedule on the Network for as long as bills are outstanding. MAI shall remit JSN's share of Adjusted Gross Sales on a weekly basis for checks that were received by MAI that week. Copies of corresponding advertiser/ad agency checks will be forwarded to JSN along with JSN's share of Adjusted Gross Sales. A complete, detailed accounts receivable report will be forwarded to JSN on a monthly basis, within ten (10) days after the end of each month.

     4.5. It is expressly agreed that as to the percentage amounts of Adjusted Gross Sales which MAI has the right to receive pursuant to Section
           4.1 above and which, if received and collected, it shall remit to JSN pursuant to this Agreement MAI shall receive such funds in trust for and on behalf of JSN. MAI shall have no ownership interest in any of such amounts and such amounts shall not be available to any of the creditors of MAI.

     4.6.  ***

     4.7. MM will not provide to any other program producer any sharing arrangement or participation based on advertising time contributions made by its clients that is more favorable than is provided to JSN under this Agreement, including the allocation of any bonuses with respect to the inventory made available by JSN; provided that the foregoing shall not apply to the arrangement between MAI and EFM.

     4.8. The parties mutually agree to keep confidential the compensation payable under Section 4 of this Agreement, except if disclosure is required by law (including securities law disclosure requirements), or if such information is disclosed by MAI or is in the public domain.

 5.  Employees.
     ---------
     5.1. Neither JSN nor any of its subsidiaries, partners, joint venturers, employees or agents shall employ or offer to employ any of the current staff of MAI for a period of one (1) year from the termination of this Agreement for any reason.

     5.2. Neither MAI nor any of its subsidiaries, partners, joint venturers, employees or agents shall employ or offer to employ any of the current staff of JSN for a period of one (1) year from the termination of this Agreement.

 6.  Books and Records.  JSN shall have the right to examine all of MAI's books,
     -----------------
records and other information relative to the sale of the Network Advertisements, the booking and collection of the Network's Gross Sales, the calculation of Adjusted Gross Sales, the relative contributions by JSN vis-a-vis others pursuant to Section 4.8, and all related matters, upon reasonable advance written notice to MAI at any time and at a reasonable frequency, and shall have the right to commence arbitration thereon within one (1) year after the termination of this Agreement. In the event JSN's examination of MAI's books and records reveals an underpayment to JSN, then MAI shall promptly pay any underpayment.

7.  Term of the Agreement.
    ---------------------

    7.1. The term of this Agreement shall commence as of December 1, 1995, and shall continue for a period of 2 1/2 years, ending on May 31, 1998, unless sooner terminated as provided in this Agreement.

    7.2. In the event that Gross Sales hereunder are less than $7,800,000 with respect to calendar year 1996, JSN shall have the right to terminate this Agreement by giving at least sixty (60) days notice of such termination at any time after December 31, 1996 and before February 28, 1997. If no such notice is given before February 28, 1997, such right to terminate shall be void.

    7.3. Upon the termination of this Agreement for any reason, if JSN (or its designee) shall collect Gross Sales derived from any contracts obtained by MAI during the term of this Agreement, JSN shall pay MAI the appropriate percentage (as determined under Section 4.3 or Section 4.4) of the Adjusted Gross Sales after deductions permitted herein (if any) and for which MAI shall continue to perform services, and MAI shall turn over all relevant records to JSN relating to the Network or sale of Advertisements. Each party agrees to cooperate during a transitional period from one sales organization to another.

      8.  ***

          (a) ***

          (b) ***

      9.  Meetings. The parties shall meet four (4) times each calendar year
          --------
during the term of this Agreement for the purpose of reviewing the performance of MAI and the working relationship of the parties. Two of such meetings shall be held in Denver, Colorado and two in New York City. Meetings shall be held approximately quarterly, with the exact time and place of each meeting to be determined by the parties.

     10.  Representations, Warranties and Indemnification. Each party hereby
          -----------------------------------------------
represents and warrants that it has the full power and authority to enter into this Agreement and to perform its obligations hereunder. JSN will use its best efforts to obtain all releases, authorizations, consents and waivers necessary for authorization to broadcast the material to be included in the Network. JSN hereby agrees to indemnify MAI from and against any claims made for unauthorized use by any persons, their heirs, assigns and the estates of any such persons, whose names, voices or material are to be included in the

Network, and from and against any other losses resulting from a breach by JSN of these representations and warranties. Each party hereby agrees to indemnify and hold harmless the other party from and against any and all claims finally adjudicated, arbitrated or settled with the consent of both parties (which consent may not be unreasonably withheld), and any and all expenses (including reasonable attorneys' fees), damages, causes of actions and losses, arising out of a breach of any agreements, warranties or representations made by the indemnifying party.

          11.  General.
               -------

               11.1.  Notices. All notices and documents desired or required to
                      -------
                      be given to either party hereunder must be in writing and shall be deemed given on the date received, via express or certified mail return receipt requested, or the date telexed or telefaxed, all charges prepaid, to the other party's respective address set forth below or to such other address as either party shall designate to the other in writing. All statements and payments required to be given to JSN hereunder shall be remitted to the address set forth below or to such other address as JSN shall designate in writing. A courtesy copy of all notices to MAI shall be sent to David Newberg, Esq., Collier, Cohen, Crystal & Bock, 440 Park Avenue South, New York, New York 100l6-80l2, and all notices to JSN are to 9697 E. Mineral Avenue, Englewood, Colorado 80112, with a courtesy copy to General Counsel, at the same address.

               11.2.  Assignments. Without the consent of MAI, JSN shall have
                      -----------
                      the right to assign this Agreement to (i) any party acquiring all or a substantial portion of its assets, whether by merger, consolidation or otherwise, and (ii) to any affiliate of JSN. Any other assignment shall require the consent of MAI, which consent shall not be unreasonably withheld. MAI may not assign this Agreement without the consent of JSN, which consent shall not be unreasonably withheld.

               11.3.  Arbitration. Any dispute arising between the parties to
                      -----------
                      this Agreement shall be submitted to and resolved by binding arbitration in New York City and in Denver, Colorado, according to the rules of the American Arbitration Association. The site of such arbitration shall shift every six months, with the first site being New York City.

               11.4.  Entire Agreement: Relation of the Parties. This Agreement
                      -----------------------------------------
                      expresses the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all former agreements and understandings; whether oral or written, relating to the subject matter hereof.
                      No amendments or modifications may be made except in a writing signed by the parties hereto. No waiver of default by either party shall constitute a waiver of any other default whether or not similar. Nothing contained in this

                      Agreement shall be construed to constitute either party the employee, agent, partner or joint venturer of the other, it being understood and agreed that the relationship of the parties is that of independent contractors. This Agreement shall be construed in accordance with the laws of the State of Colorado applicable to agreements entered into and wholly performed therein.



MEDIAAMERICA, INC.                    JONES SATELLITE NETWORKS, INC.
11 West 42nd Street                   9697 East Mineral Avenue
28th Floor                            Englewood, CO 80112
New York, NY 10036


By:/s/ Ron Hartenbaum                 By:/s/ Eric Hauenstein
   -----------------------               ---------------------------------
   Ron Hartenbaum                        Eric Hauenstein
   Chairman                              Vice President/General Manager



19233